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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-100157) and Form S-3 (No. 333-111245) of Kirkland's, Inc. of our report dated April 12, 2005 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

                                        /s/ PricewaterhouseCoopers LLP

Memphis, Tennessee
April 12, 2005